Exhibit 10.1

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT AND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement and Amendment to Registration Rights Agreement (this “Amendment”), dated as of January 10, 2025 (the “Effective Date”), is made by OS Therapies Incorporated, a Delaware corporation (the “Company”), and each Purchaser identified on the signature pages hereto. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement (defined below).

WHEREAS, the Company is party to that certain Securities Purchase Agreement dated as of December 24, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; the Purchase Agreement, as in effect immediately prior to the Effective Date, the “Existing Purchase Agreement”), by and among the Company and the Purchasers party thereto;

WHEREAS, on December 31, 2024, the Company consummated a Closing (the “Initial Closing”) under the Purchase Agreement with the Purchasers party thereto, issuing to such Purchasers an aggregate of 1,512,500 Units, comprised of an aggregate of (i) 1,512,500 shares of Series A Preferred Stock and (ii) Warrants initially exercisable into 1,512,500 shares of Common Stock, for aggregate Subscription Amounts amounting to $6,050,000;

WHEREAS, the Purchase Agreement provides for a single Closing and the Company desires to amend the Purchase Agreement to provide for multiple Closings allowing for the sale of up to the Maximum Offering Amount of Shares and Warrants in the aggregate across all such Closings, including to one or more Purchasers not party to the Existing Purchase Agreement, and to allow for the final Closing to occur not later than February 15, 2024;

WHEREAS, the Registration Rights Agreement provides that the Company shall use its reasonable best efforts to file the Registration Statement (as defined in the Registration Rights Agreement) not later than 30 days after the Closing, and the Company desires to amend the Registration Rights Agreement to provide that the Company shall use its reasonable best efforts to file the Registration Statement not later than 30 days after the second Closing;

WHEREAS, Section 5.6 of the Purchase Agreement provides that the Purchase Agreement may be amended by a written instrument signed by the Company and the Purchasers which purchased at least 50.1% in interest of the Shares based on the initial Subscription Amounts of the Purchasers party to the Purchase Agreement, and Section 13(j) of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended with the written consent of the Majority Holders (defined in the Registration Rights Agreement as the holders, at any time, of Shares and/or Warrants, convertible into or exercisable into not less than 50.1% of the aggregate Registrable Securities (as defined in the Registration Rights Agreement); and

WHEREAS, the Purchasers signatory to this Amendment (i) purchased an aggregate of 826,250 of the Shares issued at the Initial Closing for aggregate Subscription Amounts of $3,305,000 (representing approximately 54.62% in interest of the Shares purchased at the Initial Closing based on the initial Subscription Amounts of the Purchasers party to the Existing Purchase Agreement) and (ii) are the holders of Shares and Warrants convertible into or exercisable into approximately 54.62% of the aggregate Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Purchase Agreement. Effective as of the Effective Date, the Purchase Agreement is hereby amended as follows:

(a) For purposes of the Company’s representations and warranties to additional Purchasers that purchase Securities under the Purchase Agreement subsequent to the Initial Closing, the Company may deliver updated Disclosure Schedules to such additional Purchasers with information current as of the applicable subsequent Closing.

(b) The following defined terms appearing in Section 1.1 of the Purchase Agreement are hereby amended and restated in their entirety as follows:

“Closing” means any closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means, with respect to any Closing hereunder, the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount at such Closing and (ii) the Company’s obligations to deliver the Securities at such Closing, in each case, have been satisfied or waived, but in no event later than February 15, 2025.

(c) The following defined terms are inserted in applicable alphabetical order in Section 1.1 of the Purchase Agreement:

“Initial Closing” means the first Closing to occur hereunder.

(d) Section 2.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“2.1 Closing. On one or more Closing Dates, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to at least $6.0 million of Shares and Warrants (the “Minimum Offering Amount”); provided, the maximum aggregate amount of Shares and Warrants offered and issued by the Company hereunder shall be $10.0 million (the “Maximum Offering Amount”). Each Purchaser shall deliver to the Escrow Agent, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser. The Company shall deliver to each Purchaser its respective Shares and a Warrant as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the applicable Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, each Closing shall take place remotely by electronic transfer of the Closing documentation.”

(e) Section 2.2 of the Purchase Agreement is hereby amended by (i) replacing all references therein to “the Closing” with “the applicable Closing” and (ii) replacing all references therein to “the Closing Date” with “the applicable Closing Date”.

(f) Section 2.3 of the Purchase Agreement is hereby amended by (i) replacing all references therein to “the Closing” with “the applicable Closing” and (ii) replacing all references therein to “the Closing Date” with “the applicable Closing Date”.

(g) Section 2.3(a)(ii) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(ii) solely as a condition to the Initial Closing and not as a condition to any other Closing hereunder, there shall be at least the Minimum Offering Amount in available funds in the Escrow Account;”

(h) Section 2.3(b)(vi) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(vi) solely as a condition to the Initial Closing and not as condition to any other Closing hereunder, there shall be at least the Minimum Offering Amount in available funds in the Escrow Account;”

2. Amendments To Registration Rights Agreement.

(a) The following defined terms appearing in Section 1 of the Registration Rights Agreement are hereby amended and restated in their entirety as follows:

“Registration Filing Date” means the earlier of (i) date that the Registration Statement is filed with the Commission or (ii) thirty (30) days after the second Closing of the Offering.

3. Reference To And Effect Upon The Purchase Agreement and The Registration Rights Agreement.

(a) Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Purchase Agreement, Registration Rights Agreement and other Transaction Documents, and all rights and obligations of the Purchasers and the Company under the Transaction Documents, shall remain in full force and effect.

(b) From and after the Effective Date, (i) the term “Agreement” in the Purchase Agreement, and all references to the Purchase Agreement in any Transaction Document shall mean the Purchase Agreement as amended by this Amendment, (ii) the term “Agreement” in the Registration Rights Agreement, and all references to the Registration Rights Agreement in any Transaction Document shall mean the Registration Rights Agreement as amended by this Amendment, (iii) the term “Transaction Documents” in the Purchase Agreement and the other Transaction Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

4. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

5. Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

[Remainder of this page intentionally blank; signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

OS THERAPIES INCORPORATED

By:	/s/ Paul Romness
Name:	Paul A. Romness
Title:	Chief Executive Officer

PURCHASERS:

[__________]

By:
Name:
Title:

[__________]

By:
Name:
Title:

[___________]

[Signature Page to Amendment No. 1 to Securities Purchase Agreement and

Amendment to Registration Rights Agreement]